As filed with the Securities and Exchange Commission on September 22, 2000

                                                 Registration No. 333-45440
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Amendment No. 1 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ------------------
                                 VERISITY LTD.
             (Exact name of registrant as specified in its charter)

             Israel                              737103                          Not Applicable
             ------                              ------                          --------------
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)        Classification Code Number)            Identification Number)

                              ------------------
                                Moshe Gavrielov
                            Chief Executive Officer
          2041 Landings Drive, Mountain View, CA 94043, (650) 934-6800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ------------------
                                   Copies to:

     Paul R. Rogers, Esq.                        Peter T. Healy, Esq.
    Elizabeth B. Kent, Esq.                    Steven L. Pickering, Esq.
      Rola J. Innis, Esq.                     C. Brophy Christensen, Esq.
     Bleu K. Lawless, Esq.                     Daniel L. Jablonsky, Esq.
   Howard, Rice, Nemerovski,
            Canady,                              O'Melveny & Myers LLP
 Falk & Rabkin, A Professional
          Corporation                       275 Battery Street, 26th Floor
Three Embarcadero Center, Suite
              700                               San Francisco, CA 94111
    San Francisco, CA 94111                         (415) 984-8700
        (415) 434-1600

     Hanan Salinger, Adv.                       Aaron M. Lampert, Adv.
        Ilan Lior, Adv.                         Naschitz, Brandes & Co.
   Salinger & Co. Advocates             5 Tuval Street, Tel Aviv 67897, Israel
 26 Nachmani Street, Tel Aviv
         65794, Israel                              972-3-623-5000
        972-3-560-8494

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                              ------------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [_]

                              ------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                            Proposed Maximum
 Title of Each Class of Securities to be   Aggregate Offering    Amount of
                Registered                      Price(1)      Registration Fee
------------------------------------------------------------------------------
Ordinary Shares, par value NIS 0.01 per
 share...................................     $46,000,000        $12,144(2)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

(2) Previously paid.

                              ------------------
  Verisity Ltd. amends this registration statement on such date or dates as may be necessary to delay its effective date until a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This registration statement contains two forms of prospectus front cover pages: (a) one to be used in connection with an offering in the United States and Canada and (b) one to be used in connection with a concurrent offering outside of the United States and Canada. The United States/Canadian prospectus and the international prospectus are otherwise identical in all respects. The international version of the front cover page is included immediately before
Part II of this registration statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses payable by us in connection with the sale of the ordinary shares we are offering, other than underwriting commissions and discounts. All amounts, except the SEC registration fee, the NASD Filing Fee and the Nasdaq National Market listing fee, are estimates.

   Item                                                                 Amount
   ----                                                                 -------
   SEC registration fee................................................ $12,144
   NASD filing fee.....................................................   5,100
   Nasdaq National Market listing fee..................................   5,000
   Blue Sky fees and expenses..........................................
   Printing and engraving expenses.....................................
   Legal fees and expenses.............................................
   Accounting fees and expenses........................................
   Transfer Agent and Registrar fees...................................
   Miscellaneous expenses..............................................
                                                                        -------
     Total............................................................. $
                                                                        =======

Item 14. Indemnification of Directors and Officers

  The Companies Law allows a company to include in its articles of association provisions pursuant to which it may:

  . exempt, in advance or after the fact, an office holder from liability to the company for breach of his duty of care, subject to the requirements of the Companies Law;

  . indemnify an office holder of the company by reason of acts or omissions committed in his capacity as an office holder, for:

   . monetary liabilities imposed upon him under a court judgment, including a compromise judgment or an arbitrator's decision approved by a court; and

   . reasonable litigation expenses, including attorney's fees, actually incurred by him or imposed upon him by a court, in an action brought against him by or on behalf of the company or by other persons, or in a criminal action from which he was acquitted, or in which he was convicted if the criminal action does not require proof of criminal intent;

  . enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his capacity as an office holder of the company regarding:

   . the breach of his duty of care towards the company or any other person;

   . the breach of his fiduciary duty to the company provided that he acted in good faith and had a reasonable basis to believe that the act would not impair the interests of the company; and

   . monetary liabilities which may be imposed upon him in favor of other persons.

  The Companies Law also provides that the articles of association of a company may provide for indemnification of an office holder either in advance or after the event; provided, however, that any advance undertaking to indemnify must be limited to occurrences of types which the board of directors can reasonably foresee at the time the undertaking to indemnify is given and to an amount that the board of directors determines is reasonable in such circumstances. In addition, the Companies Law provides that a company may not indemnify, exempt or enter into an insurance contract which would provide coverage for the liability of an office holder for:

  . a breach of his duty of loyalty, except to the extent described above;

  . a breach of his duty of care, if the breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

  . an act or omission done with the intent to unlawfully realize personal gain; or

  . a fine levied against him.

  Under the Companies Law, indemnification of, and procurement of insurance coverage for, an office holder of a company requires the approval of the company's audit committee and board of directors, and in some circumstances the approval of the company's shareholders.

  We have agreed to indemnify each of our office holders to the extent permitted by the Companies Law and intend to increase the amount of our directors' and officers' liability insurance policy. The insurance policy includes coverage relating to the offering of the ordinary shares described in this prospectus. In September 2000, our board of directors authorized us to enter into indemnification agreements with each of our office holders. These agreements are subject to the approval of our shareholders at a meeting scheduled for October 4, 2000. In general the indemnification agreements provide, subject to specified conditions and limitations, that we will defend, indemnify and hold harmless our office holders for all amounts they must pay, including reasonable legal expenses, if they are a party to or threatened to be made a party to any legal proceedings by reason of any act or omission made in their capacity as office holders. Obligations that result from the offering of the ordinary shares described in this prospectus would also be covered by the indemnification agreements.

  The underwriting agreement (Exhibit 1.1) provides for indemnification against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement.

Item 15. Recent Sales of Unregistered Securities

  Between September 11, 1995 and February 15, 1996, we issued 2,154,000 ordinary shares to Yoav Hollander, our co-founder.

  On February 15, 1996, we issued 1,260,000 ordinary shares to Ma'ahaz Ne'eman Ltd., a trust company. Pursuant to a trust arrangement, these shares are held in trust within the framework of an employee share option plan and distributed to our employees under the terms of such plan.

  In February 1996, we issued an aggregate of 432,000 Series A1 Preferred Shares to two accredited investors, for an aggregate consideration of $299,981, of which only 345,000 shares remain held by them.

  On September 26, 1996 we issued Gemini Israel Fund L.P. a warrant to purchase 18,150 Series A Preferred Shares (as adjusted) at an exercise price of $1.24 per share. The warrant will expire upon the closing of our initial public offering.

  On November 3, 1996, we issued an aggregate of 960,000 Series A2 Preferred Shares to two accredited investors, and their affiliates, for an aggregate consideration of $1,000,000, of which 796,640 shares remain held by them.

  On November 3, 1996, we issued 1,129,020 Series A3 Preferred Shares to five accredited investors for an aggregate consideration of $1,399,985, of which 901,040 remain held by them.

  On July 20, 1997, we issued 374,062 ordinary shares pursuant to a share restriction agreement to Kathryn Kranen, one of the former officers of our subsidiary, Verisity Design, Inc. ("Verisity Design"). The shares were subject to a repurchase option in favor of our subsidiary. Upon Ms. Kranen's termination, Verisity Design exercised its repurchase option with respect to 62,343 ordinary shares.

  From August to November 1997, we issued an aggregate of 1,501,086 Series B1 and B2 Preferred Shares to 13 accredited investors for an aggregate consideration of $2,734,985.

  Pursuant to an agreement dated March 23, 1998, we issued 671,938 ordinary shares to Moshe Gavrielov, our Chief Executive Officer, for an aggregate consideration of $201,581. The shares are subject to certain vesting requirements and the unvested portion of the shares are subject to a repurchase option in favor of Verisity Design.

  From July 1998 to December 1998, we issued an aggregate of 870,630 Series C Preferred Shares to 15 accredited investors for an aggregate consideration of $5,231,703.

  From February to May 1999, we issued an aggregate of 1,672,320 Series D Preferred Shares to 18 accredited investors for an aggregate consideration of $12,317,473.

  On July 29, 1999, we issued Needham & Company Inc. a warrant to purchase up to an aggregate of 45,618 Series D Preferred Shares at an exercise price of $7.3655 per share. Upon the closing of our initial public offering, the warrant will become exercisable for up to 45,618 ordinary shares.

  On July 29, 1999, we issued E. F. Capital Management Inc. a warrant to purchase up to an aggregate of 19,551 Series D Preferred Shares at an exercise price of $7.3655 per share. Upon the closing of our initial public offering, the warrant will become exercisable for up to 19,551 ordinary shares.

  On November 30, 1999, we issued 2,948,861 ordinary shares and 400,229 substitute options to purchase ordinary shares to the stockholders and option holders of SureFire Verification, Inc. in connection with its merger with and into Verisity Design.

  Since our inception, we have issued options to purchase an aggregate of 6,061,985 ordinary shares to a number of our employees, directors and consultants.

  The issuance of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances of stock options described above were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement

  (a) Exhibits

  1.1*   Form of Underwriting Agreement.
  3.1**  Articles of Association, as amended.
  3.2**  Proposed Amendment to the Articles of Association
  3.3**  Form of Amended and Restated Articles of Association.
  3.4+** Memorandum of Association, as amended.
  4.1*   Form of Share Certificate.
  4.2**  Warrant to Purchase up to an aggregate of 18,150 Series A Preferred
          Shares, as adjusted.
  4.3**  Warrant to Purchase up to an aggregate of 45,618 Series D Preferred
          Shares.
  4.4**  Warrant to Purchase up to an Aggregate of 19,551 Series D Preferred
          Shares.
  5.1*   Form of Legal Opinion of Salinger & Co. Advocates.
 10.1**  Loan Modification Agreement dated as of December 30, 1999, by and between Verisity Design, Inc. and Silicon Valley Bank.
 10.2**  Amended and Restated Loan and Security Agreement by and between
          Silicon Valley Bank and Verisity Design, Inc., dated as of December
          31, 1998.
 10.3**  Unconditional Guaranty (Verisity Ltd.) dated as of December 31, 1998.
 10.4+** Lease Agreement dated as of July 29, 1997 by and between Mifalei
          Locky, 1'Bniya Ltd. and Verisity Ltd.
 10.5**  Rental Agreement by and between Verisity Design, EURL and IOM Business
          Center GmbH, dated as of October 1, 1999.
 10.6+** Rental Agreement by and between Verisity Design, EURL and IOM Business
          Center GmbH, dated May 8, 2000.
 10.7**  License by and between Chancery Court Business Center Ltd. and
          Verisity Design, EURL, effective as of August 1, 2000.
 10.8**  Office Services Agreement by and between Verisity Design, EURL and
          Vantas, effective as of November 1, 1999.
 10.9**  Domiciliation Agreement by and between Verisity Design, EURL and "BURO
          Club," dated May 11, 1999.
 10.10** Landmark Office Center Lease by and between Landmark Investments
          Limited and Verisity Design, Inc., dated August 10, 1998.
 10.11** Landmark Office Center Lease by and between Landmark Investments
          Limited and Verisity Design, Inc., dated August 10, 1998.
 10.12** Form of Sublease by and between Guy F. Atkinson Construction
          Corporation and Verisity Design, Inc.
 10.13** Office Service Agreement effective as of October 1, 2000 by and between Austin Mopac d/b/a/ Vantos and Verisity Design, Inc.
 10.14** Office Service Agreement dated as of November 8, 1999 by and between
          Plano Executive Suite, Inc. d/b/a HQ Plano, Managing Partner and
          Verisity Design, Inc.
 10.15++ Letter Distributor Agreement dated as of December 1, 1998 by and between Verisity Design, Inc. and Integrated Systems Scandinavia AB.
 10.16++ International Distributor Agreement by and between Verisity Design,
          Inc. and Cybertec Yugen Kaisha, effective as of January 1, 1999.
 10.17++ International Distributor Agreement by and between Verisity Design,
          Inc. and Davan Tech Company, Ltd., dated as of November 10, 1999.
 10.18** Employment Agreement effective as of October 26, 1999 by and between
          Verisity Design, Inc. and Michael McNamara.
 10.19** Employment Agreement effective as of March 23, 1998 by and among
          Verisity Ltd., Verisity Design, Inc. and Moshe Gavrielov.
 10.20** Secured Promissory Note from Moshe Gavrielov to Verisity Design, Inc.
          dated March 23, 1998.
 10.21*  Form Software License Agreement.
 10.22** Form of Indemnification Agreement between Verisity Ltd. and its officers and directors.

 10.23**  Share Restriction Agreement effective as of March 23, 1998 by and between Verisity Ltd. and Moshe Gavrielov.
 10.24**  Stock Option Agreement effective as of December 1, 1999 by and between Verisity Ltd. and Moshe Gavrielov.
 10.25*   Verisity Ltd. 2000 Share Incentive Plan and form of Option Agreement for 2000 Share Incentive Plan.
 10.26**  Verisity Ltd. 1999 Israeli Share Option Plan and form of Option
           Agreement for 1999 Israeli Share Option Plan.
 10.27*   Verisity Ltd. 1999 Share Incentive Plan and form of Option Agreement for 1999 Share Incentive Plan.
 10.28+** Sub-Plan for the Issuance of Options to the Company's Employees
           created within the framework of the 1997 Israel Share and Option
           Incentive Plan and form of Option Agreement for Sub-Plan.
 10.29+** 1997 Israel Share and Stock Option Incentive Plan.
 10.30*   1996 U.S. Stock Option Plan, as amended October 1999 and form of
           Option Agreement for 1996 U.S. Stock Option Plan.
 10.31*   Employee Share Purchase Plan.
 10.32**  Amendment to Amended and Restated Investor Rights Agreement dated as of July 21, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai
           Silvershatz, Moshe Gavrielov and certain investors.
 10.33**  Amended and Restated Investors Rights Agreement dated as of February
           26, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai
           Silvershatz, Moshe Gavrielov and certain investors.
 10.34++  Technology Exchange Agreement, Addendum to Software License and
           Volume Purchase Agreement effective as of January 1, 2000 by and between LSI Logic Corporation and Verisity Design, Inc.
 10.35++  Software License and Volume Purchase Agreement effective as of
           December 11, 1998 by and between Verisity Design, Inc. and LSI Logic
           Corporation.
 10.36++  Software License Agreement by and between Intel Corporation and
           Verisity Design, Inc., effective as of January 18, 1999.
 10.37++  Amendment No. 1 to Software and Related Services Agreement, effective as of May 5, 2000 and Intel Corporation Purchase Agreement, Software
           and Related Services, by and between Intel Corporation and Verisity
           Design, Inc., effective as of June 21, 1999.
 21.1**   List of subsidiaries.
 23.1**   Consent of Ernst & Young LLP, Independent Auditors.
 23.2**   Consent of Ernst & Young LLP, Independent Auditors.
 23.3     Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).
 24.1     Power of Attorney (see page II-7).

--------
*  To be filed by amendment.

** Previously filed.
+  Translated document.
++ Confidential treatment requested.

Item 17. Undertakings

  We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offerings thereof.

                                   Signatures

  Pursuant to the requirements of the Securities Act, we have duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 22nd day of September, 2000.

                                                   /s/ Moshe Gavrielov
                                          By: _________________________________
                                                      Moshe Gavrielov
                                                Chief Executive Officer and
                                                          Director


              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Moshe Gavrielov            Chief Executive Officer    September 22, 2000
______________________________________  and Director
           Moshe Gavrielov

                  *                    Chief Technical Officer    September 22, 2000
______________________________________  and Director
            Yoav Hollander

                  *                    Vice President Of Finance  September 22, 2000
______________________________________  and Administration and
          Charles G. Alvarez            Chief Financial Officer

                  *                    Senior Vice President of   September 22, 2000
______________________________________  Technology and Director
           Michael McNamara

                  *                    Director                   September 22, 2000
______________________________________
            Pierre Lamond

                  *                    Director                   September 22, 2000
______________________________________
            Zohar Zisapel

                  *                    Director                   September 22, 2000
______________________________________
              Tali Aben

*By:

  /s/ Moshe Gavrielov
  ------------------------------

   Moshe Gavrielov

  Attorney-in-fact

                                 EXHIBIT INDEX

 Number                                Description
 ------                                -----------
  1.1*   Form of Underwriting Agreement.
  3.1**  Articles of Association, as amended.
  3.2**  Proposed Amendment to the Articles of Association
  3.3**  Form of Amended and Restated Articles of Association.
  3.4+** Memorandum of Association, as amended.
  4.1*   Form of Share Certificate.
  4.2**  Warrant to Purchase up to an aggregate of 18,150 Series A Preferred
          Shares, as adjusted.
  4.3**  Warrant to Purchase up to an aggregate of 45,618 Series D Preferred
          Shares.
  4.4**  Warrant to Purchase up to an Aggregate of 19,551 Series D Preferred
          Shares.
  5.1*   Form of Legal Opinion of Salinger & Co. Advocates.
 10.1**  Loan Modification Agreement dated as of December 30, 1999, by and between Verisity Design, Inc. and Silicon Valley Bank.
 10.2**  Amended and Restated Loan and Security Agreement by and between
          Silicon Valley Bank and Verisity Design, Inc., dated as of December
          31, 1998.
 10.3**  Unconditional Guaranty (Verisity Ltd.) dated as of December 31, 1998.
 10.4+** Lease Agreement dated as of July 29, 1997 by and between Mifalei
          Locky, 1'Bniya Ltd. and Verisity Ltd.
 10.5**  Rental Agreement by and between Verisity Design, EURL and IOM Business
          Center GmbH, dated as of October 1, 1999.
 10.6+** Rental Agreement by and between Verisity Design, EURL and IOM Business
          Center GmbH, dated May 8, 2000.
 10.7**  License by and between Chancery Court Business Center Ltd. and
          Verisity Design, EURL, effective as of August 1, 2000.
 10.8**  Office Services Agreement by and between Verisity Design, EURL and
          Vantas, effective as of November 1, 1999.
 10.9**  Domiciliation Agreement by and between Verisity Design, EURL and "BURO
          Club," dated May 11, 1999.
 10.10** Landmark Office Center Lease by and between Landmark Investments
          Limited and Verisity Design, Inc., dated August 10, 1998.
 10.11** Landmark Office Center Lease by and between Landmark Investments
          Limited and Verisity Design, Inc., dated August 10, 1998.
 10.12** Form of Sublease by and between Guy F. Atkinson Construction
          Corporation and Verisity Design, Inc.
 10.13** Office Service Agreement effective as of October 1, 2000 by and between Austin Mopac d/b/a/ Vantos and Verisity Design, Inc.
 10.14** Office Service Agreement dated as of November 8, 1999 by and between
          Plano Executive Suite, Inc. d/b/a HQ Plano, Managing Partner and
          Verisity Design, Inc.
 10.15++ Letter Distributor Agreement dated as of December 1, 1998 by and between Verisity Design, Inc. and Integrated Systems Scandinavia AB.
 10.16++ International Distributor Agreement by and between Verisity Design,
          Inc. and Cybertec Yugen Kaisha, effective as of January 1, 1999.
 10.17++ International Distributor Agreement by and between Verisity Design,
          Inc. and Davan Tech Company, Ltd., dated as of November 10, 1999.
 10.18** Employment Agreement effective as of October 26, 1999 by and between
          Verisity Design, Inc. and Michael McNamara.
 10.19** Employment Agreement effective as of March 23, 1998 by and among
          Verisity Ltd., Verisity Design, Inc. and Moshe Gavrielov.
 10.20** Secured Promissory Note from Moshe Gavrielov to Verisity Design, Inc.
          dated March 23, 1998.
 10.21*  Form Software License Agreement.
 10.22** Form of Indemnification Agreement between Verisity Ltd. and its officers and directors.

 10.23**  Share Restriction Agreement effective as of March 23, 1998 by and between Verisity Ltd. and Moshe Gavrielov.
 10.24**  Stock Option Agreement effective as of December 1, 1999 by and between Verisity Ltd. and Moshe Gavrielov.
 10.25*   Verisity Ltd. 2000 Share Incentive Plan and form of Option Agreement for 2000 Share Incentive Plan.
 10.26**  Verisity Ltd. 1999 Israeli Share Option Plan and form of Option
           Agreement for 1999 Israeli Share Option Plan.
 10.27*   Verisity Ltd. 1999 Share Incentive Plan and form of Option Agreement for 1999 Share Incentive Plan.
 10.28+** Sub-Plan for the Issuance of Options to the Company's Employees
           created within the framework of the 1997 Israel Share and Option
           Incentive Plan and form of Option Agreement for Sub-Plan.
 10.29+** 1997 Israel Share and Stock Option Incentive Plan.
 10.30*   1996 U.S. Stock Option Plan, as amended October 1999 and form of
           Option Agreement for 1996 U.S. Stock Option Plan.
 10.31*   Employee Share Purchase Plan.
 10.32**  Amendment to Amended and Restated Investor Rights Agreement dated as of July 21, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai
           Silvershatz, Moshe Gavrielov and certain investors.
 10.33**  Amended and Restated Investors Rights Agreement dated as of February
           26, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai
           Silvershatz, Moshe Gavrielov and certain investors.
 10.34++  Technology Exchange Agreement, Addendum to Software License and
           Volume Purchase Agreement effective as of January 1, 2000 by and between LSI Logic Corporation and Verisity Design, Inc.
 10.35++  Software License and Volume Purchase Agreement effective as of
           December 11, 1998 by and between Verisity Design, Inc. and LSI Logic
           Corporation.
 10.36++  Software License Agreement by and between Intel Corporation and
           Verisity Design, Inc., effective as of January 18, 1999.
 10.37++  Amendment No. 1 to Software and Related Services Agreement, effective as of May 5, 2000 and Intel Corporation Purchase Agreement, Software
           and Related Services, by and between Intel Corporation and Verisity
           Design, Inc., effective as of June 21, 1999.
 21.1**   List of subsidiaries.
 23.1**   Consent of Ernst & Young LLP, Independent Auditors.
 23.2**   Consent of Ernst & Young LLP, Independent Auditors.
 23.3     Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).
 24.1     Power of Attorney (see page II-7).
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*  To be filed by amendment.

** Previously filed.
+  Translated document.
++ Confidential treatment requested.